Exhibit 10.1
                               EXCHANGE AGREEMENT


                  THIS EXCHANGE AGREEMENT (this "Agreement"), dated as of August ___, 2003, is entered into by and between UNIVEC, INC., a Delaware corporation (the "Company"), and THE SHAAR FUND, LTD. (the "Holder" or the "Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Section 3 (a) (9) of the Securities Act of 1933, as amended (the "1933 Act"); and

                  WHEREAS, the Buyer is the record and beneficial owner of the following shares of the specified series of the Company's Preferred Stock (i) 122 shares of the Series B 5% Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series B Shares"), with accrued unpaid dividends through the date hereof (the liquidation preference and accrued dividends on the Series B Shares, the "Series B Amount"); and (ii) 250 shares of the Series C 5% Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series C Shares"), with accrued unpaid dividends through the date hereof (the liquidation preference and accrued dividends on the Series C Shares, the "Series C Amount"); each of the Series B Shares and Series C Shares (collectively, the "Preferred Shares") was acquired and fully paid for more than two years prior to the date hereof, and the Buyer desires to exchange the Preferred Shares (including all accrued dividends thereon and the accrued but unpaid dividends, if any, on any previously converted shares of Preferred Shares; collectively, the "Exchanged Shares") for the Buyer's purchase of the Purchased Shares (as defined below), and the Company is willing to accept the Exchanged Shares as such consideration for the Purchased Shares; and

                  WHEREAS, the Buyer wishes to acquire from the Company in exchange for the Exchanged Shares and the Company desires to deliver to the Buyer in exchange for the Exchanged Shares, upon the terms and subject to the conditions of this Agreement, 522 shares of the Series E 5% Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series E Stock"), which shares are convertible into shares (the "Conversion Shares," which term includes any shares issued in payment of dividends on the Series E Stock as provided in the Certificate of Designations, defined below) of Common Stock of the Company (the "Common Stock") in accordance with the terms of the Certificate of Designations.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. AGREEMENT TO PURCHASE; CONSIDERATION; CERTAIN DEFINITIONS.

                  a. Purchase. The Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, the number of shares of Series E Stock (the "Purchased Shares") specified on the Buyer's signature page to this Agreement in exchange for the Exchanged Shares. No other consideration shall be due from the Buyer to the Company for the Purchased Shares.

                  b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Section 15 of the 1933 Act or Section 20 of the 1934 Securities Exchange Act of 1934, as amended (the "1934 Act").

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                  (ii) "Certificate of Designations" means the Certificate of
Designations for the Series E Stock, substantially in the form annexed hereto as Annex I.

                  (iii) "Certificates" means the Current Certificates and the Exchanged Certificates, or either of them, as the context may require.

                  (iv) "Closing Date" means the date of the closing of the purchase and sale of the Purchased Shares, as provided herein.

                  (v) "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Section 15 of the 1933 Act or Section 20 of the 1934 Act.

                  (vi) "Current Certificates" means the stock certificates representing the Purchased Shares duly executed by the Company and issued in the name of the Buyer on the Closing Date.

                  (vii) "Exchanged Certificates" means the stock certificates representing the Exchanged Shares being returned to the Company for cancellation.

                  (viii) "Last Audited Date" means December 31, 2002.

                  (ix) "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and it subsidiaries, taken as a whole, or (y) adversely impair the Company's authority or ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby; provided, that "Material Adverse Effect" shall not be deemed to include the impact of: (a) changes in the laws of government rules and regulations relating to the Company's business and the industry in which it operates as of the date hereof, or interpretations thereof by courts or governmental authorities promulgated or announced after the date hereof, (b) changes promulgated after the date hereof in GAAP or regulatory accounting principles, including those promulgated by the accounting staff of the SEC, generally applicable to other entities engaged in businesses similar to that of the Company as of the date hereof, (c) acts and omissions of the Company taken with the prior informed consent of all other Persons who are a party to this Agreement in contemplation of the transactions contemplated hereby, and (d) the transactions contemplated by this Agreement and the other Transaction Agreements.

                  (x) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  (xi) "Principal Market" means the OTC Bulletin Board.

                  (xii) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Buyer and reasonably acceptable to the Company.

                  (xiii) "Securities" means the Purchased Shares and the Conversion Shares.

                  (xiv) "Trading Day" shall mean any day during which the Principal Market shall be open for business.

                  (xv) "Transaction Agreements" means this Agreement and the Certificate of Designations.

                  c. Delivery of Certificates. The Buyer and the Company shall exchange the Exchanged Shares for the Purchased Shares by delivering the relevant Certificates to the other on the Closing Date.

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                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO
INFORMATION; INDEPENDENT INVESTIGATION.

                  Except as otherwise provided herein, the Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. The Buyer is the beneficial owner of the Exchanged Shares.

                  b. The Buyer understands and agrees that it may not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Securities unless such Securities are registered under the 1933 Act or an exemption from such registration is available.

                  c. The Buyer further understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities hereunder.

                  d. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer, including Annex II hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on Annex III hereto (the documents listed on such Annex III, to the extent available on EDGAR or otherwise provided to the Lender as indicated on said Annex III, collectively, the "Company's SEC Documents").

                  e. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  f. The Buyer hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or its officers, directors and employees or any of its attorneys or agents, except as specifically set forth herein.

                  3. COMPANY REPRESENTATIONS, ETC. Except as provided in Annex II hereto or in the Company's SEC Documents or as otherwise provided herein, the Company represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, that,

                  a. Concerning the Securities. As of the Closing Date, the Securities shall have been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered against payment therefor as contemplated by the Transaction Agreements, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of being such holder. No shareholder of the Company is entitled to any preemptive rights with respect to the sale of the Securities contemplated by the Transaction Agreements. No party has a currently exercisable right of first refusal to which the Company is a party or to which the Company or any Company Control Person is aware that would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

                  b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted as described in the Company's SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Company has registered its stock under, and is obligated to file reports pursuant to, Section 12 of the 1934 Act. The Common Stock is listed and quoted on the Principal Market.

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                  c. Authorized Shares. As of the Closing Date, immediately
before giving effect to the transactions contemplated by the Transaction Agreements, (i) the authorized capital stock of the Company consists of (x) 75,000,000 shares of Common Stock, par value $.001 per share, of which 33,616,095 are outstanding and (y) 4,995,500 shares of preferred stock, of which 104,663 are outstanding (including, in addition to the 122 Series B Shares and the 250 Series C Shares, 124 shares of Series A 8% Convertible Preferred Stock, for which the Company has received a notice of conversion into 4,009,000 shares of Common Stock, and 104,167 shares of Series D 5% Convertible Preferred Stock) and (ii) all issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Securities, including the Conversion Shares.

                  d. Exchange Agreement. This Agreement and the transactions contemplated thereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company. This Agreement is, and the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, except in all cases to the extent that
(i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors' rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought, and (iii) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state or other securities laws or the public policy underlying such laws.

                  e. Non-contravention. The execution and delivery of this Agreement and the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by the Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or other charter document and by-laws of the Company, each as currently in effect, (ii) any material indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its respective properties or assets; except that the foregoing representation shall not apply in each case to the extent such conflict, breach or default would not have a Material Adverse Effect.

                  f. Approvals. Assuming the accuracy of the Buyer's representations in Section 2 hereof, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained or for which the failure to obtain such would not, individually or in the aggregate, have a Material Adverse Effect.

                  g. Filings. As of their respective filing dates, none of the Company's SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading (except any statements or omissions therein which were corrected or otherwise disclosed or updated in a filing of any of the subsequent Company's SEC Documents).

                  h. Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other

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property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the other Transaction Agreements, or (ii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

                  j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other Person to which the Company is a party or of which the Company is otherwise aware, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  k. Absence of Events of Default. Except as set forth in
Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

                  l. No Undisclosed Liabilities or Events. Since the Last Audited Date, the Company has incurred no liabilities or obligations other than
(x) those disclosed in the Transaction Agreements or the Company's SEC Documents, (y) those incurred in the ordinary course of the Company's business, or (z) which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (i) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (ii) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  m. Fees to Brokers, Finders and Others. The Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer or the Company relating to this Agreement or the transactions contemplated hereby.

                  n. Dilution. The number of Conversion Shares issuable upon conversion of the Series E Shares (including, but not limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Series E Stock and/or the effects of adjustments to the terms thereof contemplated by the Transaction Agreements) may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges

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that its obligation to issue the Shares upon conversion of the Series E Shares consistent with and in accordance with the terms of the Transaction Agreements is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every duly given Notice of Conversion (as defined in the Certificate of Designations) relating to the conversion of the Series E Stock, unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so. Nothing in the foregoing provisions of this Section 3(n) shall be deemed to restrict the Company's rights under the Transaction Agreements.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. Certificate of Designations. The Company covenants and agrees that, prior to the Closing Date, the Company will have obtained all necessary corporate authorization to file the Certificate of Designations and will have filed the Certificate of Designations in the State of Delaware and in any other jurisdiction where such filing is necessary. The Company will provide to the Buyer evidence of such filing, in form satisfactory to the Buyer on or before the Closing Date.

                  b. Rule 144 Sales. (i) The Company hereby represents to and covenants and agrees with the Buyer that, subject only to the Rule 144(k) Condition (as defined below) being satisfied as of the date the Buyer proposes to sell any of the Conversion Shares under said Rule 144(k) (each such date a "Rule 144(k) Sale Date"), the Buyer may, at any time on or after the Closing Date, sell the Conversion Shares pursuant to Rule 144 ("Rule 144") promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, without any volume or other restrictions, under Rule 144(k),. The term "Rule 144(k) Condition" means that, as of the relevant Rule 144(k) Sale Date, the Buyer is not, and for a period of three months immediately prior to such date has not been, an affiliate (as that term is used in Rule 144(k)) of the Company. Notwithstanding the foregoing, the Buyer has agreed to the provisions of Section 4(j) hereof.

                  (ii) In furtherance of the foregoing, and not in limitation thereof, at the request of the Buyer, the Company will give its transfer agent irrevocable instructions to the effect that, upon the transfer agent's receipt from the Buyer and/or the Company of an opinion of counsel issued by Company counsel or, if not given by Company counsel, other counsel acceptable to the Company (for which purposes it is agreed that Krieger & Prager LLP shall be deemed acceptable counsel; provided, however, that the Company agrees to pay the legal fees of such other counsel for such opinion) that, the Conversion Shares may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, the transfer agent is to effect the transfer of the Conversion Shares and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Conversion Shares without any restrictive legend and without recording any restrictions on the transferability of such shares on the transfer agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the Buyer, as the seller or transferor thereof, or the status of the Conversion Shares while held by the Buyer). If the transfer agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation within the control of the Company (the Company's officers, directors, agents and counsel being deemed within such control for purposes of this provision) as may be necessary to effectuate the issuance of an unlegended certificate.

                  c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

                  d. Reporting Status. So long as the Buyer beneficially owns any of the Securities, and such Securities are not then registered under an effective registration statement, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all commercially reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available. So long as the Buyer beneficially owns any of the Securities, the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all commercially reasonable action under its

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control to obtain and to continue the listing and trading of its Common Stock
(including, without limitation, all Securities) on the Principal Market.

                  e. Certain Agreements. The Company covenants and agrees that, without the prior written consent of the Buyer in each instance, which consent may be withheld in the Buyer's sole discretion for any reason or for no reason whatsoever, as long as the Buyer holds any shares of the Series E Stock, (i) the Company will not create another series of preferred stock which has or purports to have seniority over or parity with the shares of the Series E Stock and (ii) will not issue shares of Series E Stock to any other party.

                  f. Late Delivery of Conversion Shares. The Company understands that a delay in the issuance of the Conversion Shares beyond the Delivery Date (as defined in the Certificate of Designations) could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Conversion Shares upon Conversion (as defined in the Certificate of Designations) in accordance with the following schedule (where "No. Business Days Late" refers to the number of business days which is beyond two (2) business days after the Delivery Date):1

                   [Balance of page intentionally left blank]

                                     Late Payment For Each $10,000
                                              of Stated Value or          No.
                                                                        ------
Business Days Late                      Dividends Being Converted
-----------------------------------------------------------------
       1                                       $100
       2                                       $200
       3                                       $300
       4                                       $400
       5                                       $500
       6                                       $600
       7                                       $700
       8                                       $800
       9                                       $900
       10                                      $1,000
      >10                                      $1,000 +$200 for each
                                               Business Day Late beyond
                                               10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Buyer's exclusive remedy (other than the following provisions of this Section 4(f) and the provisions of the immediately following Section 4(g) of this Agreement) for such delay. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Buyer shall each be
-------------------------
1 Example: Notice of Conversion is delivered on Monday, December 1, 2003. The Delivery Date would be Thursday, December 4 (the third business day after such delivery). If the certificate is delivered by Monday December 8 (2 business days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on December 9, that is 1 "Business Day Late" in the table below; if delivered on December 16, that 6 "Business Days Late" in the table.

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restored to their respective positions immediately prior to delivery of such
Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section 4(f) which have accrued through the date of such revocation notice shall remain due and owing to the Buyer notwithstanding such revocation.

                  g. Buy-In Adjustment. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Shares to be issued upon conversion of the Series E Stock and after such Delivery Date, the holder of the Series E Stock being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 4(f) hereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder.2

                  h. DWAC Issuance. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  i. Conversion after Bankruptcy. The holder of any Series E Stock shall be entitled to exercise its conversion privilege with respect to such Series E Stock notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Series E Stock. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  j. Limitation on Sales.

                  (i) Any provision in this Agreement or in the Certificate of Designations to the contrary notwithstanding, the Buyer hereby agrees that, provided (i) the Company is not in default of its obligations under this Agreement, any of the other Transaction Agreements, or any other agreement between the Company and the Buyer or instrument issued by the Company to the Buyer (collectively "Buyer Agreements"), and (ii) the Company has not made a material misrepresentation or omitted to make a representation of material fact herein or in any other Buyer Agreement, the Buyer will not sell Conversion Shares (including for such purposes shares issued in payment of dividends on the Series E Stock) during the Lock Up Period in excess of the Lock Up Amount (as those terms are defined below).

                  (ii) The term "Lock Up Period" means the period commencing on the Closing Date and continuing through and including the Trading Day immediately preceding the first anniversary of the Closing Date.

------------------------
2 By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  (iii) The term "Lock Up Amount" means the amount, which when added to all other Conversion Shares sold by the Buyer during the three months immediately preceding the date of sale, does not exceed the greater of (x) one percent (1%) of the outstanding shares of Common Stock of the Company as of the date of such sale (and for such purposes the outstanding shares shall be deemed to be the higher of the number of shares stated as being outstanding in the most recent SEC filing made by the Company and available on EDGAR or the number of shares outstanding identified to the Buyer or its representatives, advisors or counsel by an executive officer of the Company, counsel to the Company or the Company's transfer agent) or (ii) the Average Weekly Volume (as that term is defined below). The term "Average Weekly Volume" means, (i) the total reported volume of trading, as reported by the Reporting Service, for the Company's Common Stock on all securities exchanges for the last twenty (20) Trading Days ending on the Friday immediately preceding the date of sale, divided by (ii) four (4).

                  5. TRANSFER AGENT INSTRUCTIONS.

                  a. The Company acknowledges that the Securities will be issued free of any restrictive legend or stop transfer restrictions. The Company will not issue any instruction to its transfer agent restricting the transfer of the Securities. The Company warrants that no contrary instruction has been or will be given by the Company to the transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities is not required under the 1933 Act, the Company shall take all steps necessary or appropriate to ensure that the Company shall permit the transfer of the Securities and promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. On the Closing Date, the Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

                  6. CLOSING DATE.

                  a. The Closing Date shall be August ___, 2003 or such other date agreed by the parties, provided, that each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  b. The closing shall occur on the relevant Closing Date at the offices of the Krieger & Prager LLP and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Buyer understands that the Company's obligation to sell the Purchased Shares to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement by the Buyer on or prior to the Closing Date;

                  b. Delivery by the Buyer of the Exchanged Certificates (or a lost certificate affidavit with respect to the Exchanged Certificates); and

                  c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date (unless another date is specified therein).

                  8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the Purchased Shares on the Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before the Closing Date;

                  b. The approval of the listing of the Conversion Shares on the Principal Market (a copy of which will be provided to the Buyer);

                  c. Delivery by the Company of the Current Certificates in accordance with this Agreement;

                  d. On the Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex IV attached hereto;

                  e. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date (unless another date is specified therein);

                  f. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  9. INDEMNIFICATION.

                  a. The Company agrees to indemnify and hold harmless Buyer and its officers, directors, shareholders, employees, affiliates, advisors, administrators, representatives, and agents, and each Buyer Control Person (collectively, "Covered Buyers") from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees) incurred (collectively, "Damages"), jointly or severally, and any action in respect thereof to which a Covered Buyer becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or Buyer's or any other Covered Buyer's gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

                  b. If

         (x) the Buyer becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or

         (y) the Buyer becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company hereby agrees to indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Covered Buyer who are actually named in such action, proceeding or investigation, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Covered Buyer. The Company also agrees that no Covered Buyer shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as provided in or contemplated by this Agreement.

                  c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                  10. RELEASES.

                  a. Subject to the provisions of Section 10(d) hereof, immediately upon consummation of this Agreement and the transactions contemplated hereby,

         (i) each of the Securities Purchase Agreement, dated as of July 27, 1998, between the Company and the Buyer, the Registration Rights Agreement, dated as of July 27, 1998, each as heretofore amended, and each of the agreements (and any amendments thereof) ancillary to each of them, and

         (ii) each of the Securities Purchase Agreement, dated as of February 8, 1999, between the Company and the Buyer, the Registration Rights Agreement, dated as of February 8, 1999, each as heretofore amended, and each of the agreements (and any amendments thereof) ancillary to each of them shall terminate and be of no further force and effect, and the parties shall have no continuing obligations under of said prior agreements.

                  b. Subject to the provisions of Section 10(d) hereof, the Company (for itself and on behalf of each of its officers, directors, shareholders, employees, affiliates and representatives; collectively the "Company Group Members") hereby releases and forever discharges the Buyer and each of the other Covered Buyers and their respective successors and assigns, successors in interest and nominees (collectively, the "Buyer Group Members") from and with respect to any and all claims, demands or causes of action whatsoever, in law or in equity, fixed or contingent, whether known or unknown and whether asserted or not, which the Company may have had, may now have or may hereafter acquire with respect to any matters whatsoever, arising or relating to actions taken or omitted at any time from the beginning of the world through and including the Closing Date, including with respect to any transactions or relating to or arising from any prior purchase agreement, registration rights agreement or any other document or agreement between the Company and the Buyer or either one of them in favor of the other and executed prior to the Closing Date (howsoever denominated, collectively, the "Prior Agreements"). The Company also fully waives any offsets it may have with respect to the amounts owed under the Prior Agreements. In addition, the Company represents, warrants and covenants that it has not, and as of the Closing Date it will not have, sold, assigned, transferred or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions or causes of action herein released.

                  c. Subject to the provisions of Section 10(d) hereof, the Buyer (for itself and on behalf of each of the Buyer Group Members) hereby releases and forever discharges the Company and each of the other Company Group Members from and with respect to any and all claims, demands or causes of action whatsoever, in law or in equity, fixed or contingent, whether known or unknown and whether asserted or not, which the Buyer may have had, may now have or may hereafter acquire with respect to any matters whatsoever, arising or relating to actions taken or omitted at any time from the beginning of the world through and including the Closing Date, with respect to the Prior Agreements; provided, however, that the foregoing release shall not apply with respect to any claims relating to any indemnity obligations of any Company Group Member in favor of any one or more Buyer Group Members that are referred to in or contemplated by the Prior Agreements. The Buyer also fully waives any offsets it may have with respect to the amounts owed under the Prior Agreements. In addition, the Buyer represents, warrants and covenants that it has not, and as of the Closing Date it will not have, sold, assigned, transferred or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions or causes of action herein released.

                  d. The releases in the preceding paragraphs of this Section 10
(i) are effective only on the consummation of the transactions contemplated by this Agreement and (ii) do not apply to any claims arising out of this Agreement, the other Transaction Agreements or any other agreements entered into between the Company and the Buyer on or after the date hereof.

                  11. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Agreements.

                  12. GOVERNING LAW; MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Each of the Company and the Buyer hereby submits to the exclusive jurisdiction of the United States Federal and the state courts located in New York County, New York with respect to any dispute arising under any of the Transaction Agreements, or the transactions contemplated hereby or thereby and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

                  d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. In no event, except as specifically contemplated by the terms of any of the Transaction Agreements, shall either party be liable under any of the Transaction Agreements or otherwise for any consequential, incidental, indirect, punitive or special damages of any nature whatsoever (including, without limitation, any damages arising out of or in connection with any loss of profit, loss of business or anticipatory profits), even if the other party has been advised of the likelihood of such damages occurring to the non-defaulting party. The provisions of this Section 12(j) shall not limit the direct obligations of either party to the other party pursuant to a specific provision of any of the Transaction Agreements.

                  k. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  l. The language of this Agreement shall, in any and all cases, for any and all purposes, and in any and all circumstances be construed as a whole, according to its fair meaning, not strictly for or against the Company or the Buyer, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any part of this Agreement.

                  13. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                           (a) the date delivered, if delivered by personal
                  delivery as against written receipt therefor or by confirmed facsimile transmission,

                           (b) the seventh business day after deposit, postage
                  prepaid, in the United States Postal Service by registered or certified mail, or

                           (c) the third business day after mailing by
                  international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties entitled to notice at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:                   UNIVEC, Inc.
                           10 E. Baltimore Street
                           Suite 1404
                           Baltimore, MD 21202
                           ATTN: David Dalton
                           Telephone No.: (410) 347-9959
                           Telecopier No.: (410) 347-1542

with a copy to:            Jack Becker, Esq.
                           Snow Becker Krauss P.C.
                           605 Third Avenue, 25th Fl
                           New York, NY 10158
                           Telephone No.: (212) 687-3860
                           Telecopier No.: (212) 949-7052

BUYER:                     The Shaar Fund, Ltd.
                           c/o Levinson Capital Management
                           350 Fifth Avenue
                           Suite 2210
                           New York, NY 10118
                           Attn: Sam Levinson
                          Telephone No.: (212) 244-3577
                          Telecopier No.: (914) 395-0059
with a copy to:            Krieger & Prager LLP
                           39 Broadway
                           Suite 1440
                           New York, NY 10006
                           Attn: Ronald Nussbaum, Esq.
                           New York, New York 10016
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999

                  14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates until third anniversary of the Closing Date, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company as of the date first above written.


PURCHASED SHARES:  522




                                   UNIVEC, INC.


                                   By:      _________________________________
                                            Name:
                                            Title:


                                   THE SHAAR FUND, LTD.
                                   By: InterCaribbean Services Ltd.
                                   Director


                                   By:      _________________________________
                                            Name:
                                            Title:

         ANNEX I           CERTIFICATE OF DESIGNATIONS

         ANNEX II          COMPANY DISCLOSURE MATERIALS

         ANNEX III         COMPANY'S SEC DOCUMENTS

         ANNEX IV          FORM OF OPINION OF COUNSEL

                                    ANNEX II
                                       TO
                               EXCHANGE AGREEMENT



                               COMPANY DISCLOSURE
                               ------------------

                                      None

                                    ANNEX III
                                       TO
                               EXCHANGE AGREEMENT


                             COMPANY'S SEC DOCUMENTS


1. See attached schedule of documents available on EDGAR.

2. Other: NONE


                          Documents Available on EDGAR
                          ----------------------------

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on May 15, 2003

Quarterly Report on Form 10-QSB filed on May 16, 2003

Definitive Proxy Statement on Schedule 14A filed on August 7, 2003